UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2016

Ecoark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53361	39-2075693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rogers, AR	72758
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (479) 259-2977

N/A
(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a board of directors meeting on May 10, 2016, Ecoark Holdings, Inc. (the “Company”) increased its board to seven members and appointed three new directors.

John P. Cahill, age 57, is currently Counsel at the law firm of Chadbourne & Parke LLP and has served in that capacity from 2007.  He is also a Principal at the Pataki-Cahill Group LLC, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs, which he co-founded in March 2007. He served in various capacities in the administration of the Governor of New York, George E. Pataki (from 1997 to 2006), including Secretary and Chief of Staff to the Governor (2002 to 2006).  He also serves on the board of directors of Sterling Bancorp, a company traded on the New York Stock Exchange.  His extensive experience as an attorney in government and in business qualifies him as a member of the board. Mr. Cahill will serve on the Company’s corporate governance and nominating committees.

Terrence D. Matthews, age 56, has been Executive Vice President of JB Hunt Transport Services Inc. and President of their Intermodal segment since January 1, 2012.  Mr. Matthews started with JB Hunt in 1986 where he was instrumental in the start-up of the Automotive Division. In 1989, he was responsible for the formation of the International Division overseeing operations in Canada and Mexico. From 1994 to 1996, he was appointed President of TMM/Hunt in Mexico City overseeing J.B. Hunt's Mexican joint venture. Returning to J.B. Hunt's corporate office in Lowell, Arkansas in 1996, Mr. Matthews was appointed to positions of increasing responsibility until appointed to the position he now holds. Mr. Matthew’s expertise in the logistics and the supply chain qualifies him to serve as a member of the board. Mr. Matthews will serve on the Company’s audit, compensation and nomination committees.

Charles Rateliff, age 63, currently serves as an independent consultant to private investment groups. Mr. Rateliff retired in 2005 from Walmart Stores Inc., as a Senior Vice President after a twenty-five year career. After receiving an MBA from the University of Arkansas, Mr. Rateliff was hired as an internal auditor for Walmart but within five years was promoted to assistant treasurer and treasurer, over the course of Mr. Rateliff career at Walmart he worked across different departments including compliance, risk management, profit sharing and associate benefits.  His financial expertise and broad business knowhow, highly qualifies him as a board member for our Company. Mr. Rateliff will serve on the Company’s audit committee.

Messrs. Cahill, Matthews and Rateliff have no family relationship with any of the Company’s executive officers or directors. There are no arrangements or understandings between Messrs. Cahill, Matthews and Rateliff and any other person pursuant to which each was appointed as director. There have been no reportable related party transactions in the past two years in which the Company was or is to be a party, in which Messrs. Cahill, Matthews and Rateliff have, or will have, a direct or indirect material interest.

The Company also accepted the resignation of Dr. Ashok K. Sood from the Company’s board of directors. Dr. Sood will still serve as the Company’s president.

Item 9.01   Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description

99.1	Press Release dated May 12, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOARK HOLDINGS, INC.

Date: May 16, 2016	By:	/s/ Randy May
	Name:	Randy May
	Title:	Chief Executive Officer

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